Item 77H - Deutsche Income Trust (formerly
DWS Income Trust)
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person owns more
than 25% of the series based on the records of the
series as of January 2, 2015.
As of January 2, 2014:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global
Inflation
Fund
STATE STREET
BANK & TRUST
CO.
CUST FBO
DWS SELECT
ALTERNATIVE
ALLOC
BOSTON, MA
02111-1750
32.28%
Deutsche
Global
Inflation
Fund
STATE STREET
BANK & TRUST
CO.
CUST FBO
DWS ALT ASSET
ALLOC PLUS
FUND
BOSTON, MA
02111-1750
26.51%

As of January 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global
Inflation Fund
STATE STREET
BANK & TRUST
CO.
CUST FBO
DEUTSCHE ALT
ASSET ALLOC
PLUS FUND
BOSTON, MA
02111-1641
27.41%